Exhibit 10.5
                                                                  Execution Copy

                               PURCHASE AGREEMENT

      This Purchase Agreement ("Agreement"), by and between the Lorad division of Trex Medical Corporation (together with its affiliates, "Lorad"), United States Surgical Corporation (together with its affiliates, "USSC") and Tyco Healthcare Group, LP (together with its affiliates, "Tyco"), is dated as of May 14, 1999 (the "Effective Date").

      WHEREAS, Lorad and USSC are parties to that certain Distributorship Agreement dated as of October 20, 1995 as amended to date by the letter agreement dated March 19, 1996, the letter agreement dated April 15, 1996, the amendment to Distributorship Agreement dated March 26, 1998, the Amended Agreement dated July 2, 1998, and the letter agreement dated August 10, 1998 (the "Distributorship Agreement");

      WHEREAS, Tyco is the owner of all of outstanding capital stock of USSC;

      WHEREAS, the parties wish to terminate their respective rights and obligations under the Distributorship Agreement and provide for the repurchase by Lorad of certain stereotactic tables purchased by USSC from Lorad under the Distributorship Agreement;

      NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Tables. Subject to the terms of this Purchase Agreement, Lorad agrees to purchase and USSC agrees to sell to Lorad *** stereotactic tables with serial numbers as set forth on Schedule 1 of which *** are new and 6 are demonstration units (each a "Table" and collectively, the "Tables"). Any tables that are not specifically identified on Schedule 1 will not be supported by Lorad for service, installation, or subject to Lorad's current standard warranty or any Lorad warranty.

2.  Purchase Price; Royalties.

   (a) For purposes of this Section 2 and elsewhere in this Agreement, the term "Current Inventory Tables" shall mean the Tables, together with the stereotactic tables held in Lorad inventory immediately prior to the purchase of the Tables by Lorad from USSC pursuant to this Agreement (which inventory Lorad estimates to number approximately ** stereotactic tables).

   (b) Lorad will take title and possession of all *** Tables in accordance with the following schedule: ** Tables per quarter for a period of ***** calendar quarters commencing **** **, **** and ending ******** **, ****. The last * Tables will be picked up and Lorad will take title and possession on ***** ******. Lorad may in its discretion, accelerate the foregoing schedule. The


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

         purchase price will be $***** per Table for an aggregate purchase price of $******* (which aggregate shall be adjusted downward in the event the actual number of Tables available for sale is less than ***). The $******* purchase price will be payable at a rate of $****** per quarter for a period of seven calendar quarters commencing **** **, **** and ending ******** **, **** followed by a final payment of $****** on ***** **, ****. If more than ****** (**) Current Inventory
         Tables are sold by Lorad in any of these **** calendar quarters, Lorad will pay to USSC at the time the next quarterly payment is due the sum of $***** per Current Inventory Table multiplied by the number of Current Inventory Tables sold by Lorad in excess of **. To the extent any payment in excess of the required payment is made in any of the seven calendar quarters referenced above, the remaining installments shall be reduced (in reverse order) so that the aggregate purchase price paid does not exceed $*******. For example, if in the calendar quarter ending June 30, 1999, Lorad sells ** Current Inventory Tables then the payment due September 30, 1999 shall be $****** and the payment due ***** **, **** shall be $******. The purchase price for the Tables set forth above and the Additional Consideration set forth below include all federal, state or local excise, sales, use, or other similar taxes.

   (c) In addition to the purchase price set forth above, Lorad agrees to pay USSC an additional amount not to exceed $******* in connection with its purchase of the Tables (the "Additional Consideration"). The Additional Consideration shall be payable, in the first instance, upon resale of Current Inventory Tables (to end users as opposed to distributors unless such distributors have paid the purchase price in full). The Additional Consideration shall be payable as each Current Inventory Table is sold at a rate per Current Inventory Table as specified in the following schedule:

         Current  Inventory  Table           Rate           Maximum
         -------------------------------------------------------------
          Units * to **               $***** per table      $*******
          Units ** to ***             $***** per table      $*******
          Units *** to***             $***** per table      $*******

         Additional Consideration payments will be payable in arrears quarterly but (subject to reductions for sales to Novation and shortfalls in the number of Tables actually sold to Lorad) in any event any balance of the Additional Consideration owed but remaining unpaid will be paid to USSC by Lorad on or before ********* **, ****. If the actual number of Tables available for sale is less than *** Tables, then the Additional Consideration payable to USSC shall be reduced by $***** multiplied by the shortfall. In addition, notwithstanding the above, sales to Novation (as described in Section 8 below) will reduce the Additional Consideration by $***** per stereotactic table sold to Novation (as described in Section 8 below). Each stereotactic table sold or leased to Novation or any Novation participants (as described in Section 8 below), whether sold or leased for the account of Lorad or USSC,

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


         will reduce the Additional Consideration payable to USSC by $***** per stereotactic table sold (or leased). By way of example, if six (6) stereotactic tables are sold or leased to Novation, three (3) for the account of USSC and three (3) for the account of Lorad, the maximum Additional Consideration payable to USSC by Lorad shall not exceed $*******. In addition, for any Novation sales or leases after ********* **, ****, USSC shall refund to Lorad a portion of the Additional Consideration paid at a rate of $***** per table sold or leased to Novation (whether sold pursuant to Section 8 below for the account of USSC or Lorad). Such refunds shall be paid to Lorad by USSC within fifteen (15) business days of the sale to Novation. Overdue refunds shall be subject to interest at a rate of 8% per annum computed on a 30/360 day year until paid in full by USSC to Lorad.

   (d) Damaged Tables purchased by Lorad will be assessed accordingly for adjustments requiring parts replacement or repair. USSC shall reimburse Lorad the cost of parts, labor, and reasonable overhead incurred by Lorad in connection with such repair. Any damage to Tables with a manufacture date prior to ******* *, ****, whether due to age, caused directly or indirectly by USSC or its agents, or due to any other factor shall be reported by Lorad to USSC on or before August 31, 1999. Lorad shall report any physical damage to USSC at the time of Lorad's inspection process, regardless of manufacture date, for payment assessment. Notwithstanding the foregoing, USSC shall not be responsible for damage to Tables manufactured after ******* *, **** resulting from age or otherwise not directly or indirectly caused by USSC or its agents.

3. Pick-Up. Lorad will pick up and take title and possession of the Tables in accordance with the following schedule: ** Tables per quarter for a period of ***** calendar quarters commencing **** **, **** and ending ******** **, ****. The last * Tables will be picked up by Lorad and Lorad will take title and possession on ***** **, ****. Lorad may, in its discretion, accelerate the foregoing schedule. USSC agrees that it shall not sell, give away, transfer, or otherwise dispose of the Tables until scheduled pick-up and title transfer. In the event that fewer than *** Tables are sold to Lorad, USSC shall pay to Lorad an amount equal to the shortfall multiplied by Lorad's current list price for stereotactic tables. Such amount shall be due within fifteen days of discovery of such shortfall, but in any event shall be paid no later than ***** **, ****.

4.    Representations and Warranties.

   (a)   USSC and Tyco jointly and severally represent and warrant to Lorad:

      (i) that USSC is the true, legal and beneficial owner of the Tables and that USSC has not previously sold or transferred any or all of the Tables to any third party, has not pledged, mortgaged, hypothecated or otherwise encumbered any or all of the Tables, and has not granted any third party any liens, security interests or other interests, contingent or otherwise, in or with respect to any or all of the


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

      Tables. Upon the closing of the purchase and sale of the Tables pursuant to this Agreement and other than as set forth in this Agreement neither USSC nor Tyco shall have any further interest in the Tables and Lorad shall be the sole legal and beneficial owner of the Tables, subject to no liens, encumbrances, claims, security interests or restrictions whatsoever;

      (ii) that USSC is a corporation duly organized, validly existing, and in corporate good standing under the laws of the State of Delaware and that Tyco is a company duly organized and validly existing in its jurisdiction of formation;

      (iii) that each of USSC and Tyco has full power and authority to enter into this Agreement and to perform all of its agreements and obligations under this Agreement. This Agreement has been duly executed and delivered by USSC and Tyco, and constitutes the legal, valid, and binding obligation of USSC and Tyco enforceable against USSC and Tyco in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity;

      (iv) that the execution and delivery of this Agreement and the consummation by USSC and Tyco of the transactions contemplated hereby will not (A) violate or conflict with any provision of the Certificate of Incorporation, By-laws or other charter documents of USSC or Tyco, each as amended to date; or (B) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of USSC or Tyco pursuant to (x) any agreement or instrument to which USSC or Tyco is a party or by which USSC or Tyco or any property of USSC or Tyco is bound, or (y) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority;

      (v) that neither USSC nor Tyco has any stereotactic tables in its inventory other than (A) the Tables and the Charity Tables (which in the aggregate do not exceed ***) and (B) up to 10 tables maintained for demonstration purposes and not offered for sale;

      (vi) that the Tables include no more than *** tables with a manufacture date prior to January 1, 1998;

      (vii) that the Charity Tables are comprised of the oldest tables held by USSC, that the Charity Table program began in October 1998 and ended on March 12, 1999, and that as of the date hereof all Charity Tables are committed to end-users;

      (viii) that USSC has provided to Lorad a true and correct copy of the Novation Contract as in effect as of the date hereof; and


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


      (ix) that the transactions contemplated by Section 8 below do not and will not require the approval of Novation LLC (or any Novation participant).

   (b)   Lorad represents and warrants to USSC:

      (i) that Trex Medical Corporation ("Trex Medical") is a corporation duly organized, validly existing, and in corporate good standing under the laws of the State of Delaware;

      (ii) that Trex Medical has full power and authority to enter into this Agreement and to perform all of its agreements and obligations under this Agreement. This Agreement has been duly executed and delivered by Trex Medical, and constitutes the legal, valid, and binding obligation of Trex Medical enforceable against Trex Medical in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity;

      (iii) that the execution and delivery of this Agreement and the consummation by Trex Medical of the transactions contemplated hereby will not (A) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Trex Medical , each as amended to date; or (B) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of Trex Medical pursuant to (x) any agreement or instrument to which Trex Medical is a party or by which Trex Medical or any property of Trex Medical is bound, or (y) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

5. Releases. Except for the obligations set forth in this Agreement, Lorad hereby releases and forever discharges USSC and Tyco, and their respective successors, assigns, agents, employees, principals, directors, officers, stockholders, attorneys, affiliates, and related companies from the royalty payment obligations as set forth in the Distributorship Agreement. Lorad also releases USSC from certain current outstanding debt payments owed to Lorad valued at $******** which debt is described on Schedule 5 hereto. USSC agrees to pay all other debt outstanding as of the date hereof owed to Lorad in the ordinary course of business but in any event prior to *** **, **** which the parties acknowledge is equal to $********. USSC agrees to pay all debt owing to Lorad which may arise after the date hereof on time in the ordinary course of business. Each of Tyco and USSC acknowledges it has no claim against or right to any reserves maintained by Lorad in respect of any tables (including the Tables) held in USSC or Tyco inventory. Except for the obligations set forth in this Agreement, each of Tyco and USSC releases and forever discharges Lorad, its successors, assigns, agents, employees, principals, directors, officers, stockholders, attorneys, affiliates, and related companies from any debt or other obligations owed to USSC, including those set forth in the Distributorship Agreement.

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


6. Trade Shows. Lorad will work with USSC at trade shows where USSC has acquired booth space and will be promoting stereotactic biopsy. Lorad will provide the most current version of its stereotactic tables, stages, and DSM work stations for demonstration purposes at the conventions listed below. For the following shows, Lorad will provide, at Lorad's expense, shipment of the equipment to the show, set-up of equipment, dismantling of the equipment and shipment back from the show. Equipment to be displayed will be mutually agreed upon between Lorad and USSC.

      Steve  Parker                     2/08/99  - 2/12/99  2 stages,  2 DSM
      Fourth  Annual  BreastConference  2/11/99 - 2/14/99   2 tables, 1 stage
      SSO                               3/5/99 - 3/6/99     1 table
      Spring ACS                        4/25/99 - 4/28/99   3 tables
      RSNA                              11/28/99 - 12/3/99  3 tables

Additional shows, such as the AORN scheduled for April 1999, may be added if mutually agreed upon. All expenses related to the booth at conventions will be paid by USSC. Lorad will be able to provide appropriate personnel at conventions for equipment demonstration at Lorad's discretion.

7.    Support.

   (a) Lorad will provide stereoguide tables and product support for formal physician and/or sales training at USSC's headquarters. Lorad's support responsibility will consist of shipment of demonstration tables to USSC, set-up, dismantle, and return shipment. In addition, Lorad will provide appropriate personnel for the training. The number of training programs will be mutually agreed upon between Lorad and USSC. As of the Effective Date, all new customer application and re-application stereotactic operational training for the Current Inventory Tables will be Lorad's responsibility and expense. Application and re-application device training on Current Inventory Tables, i.e, MIBB/ABBI training, will be performed by USSC personnel at USSC's cost or, alternatively, at USSC's discretion, a purchase order will be issued by USSC to Lorad requesting Lorad to perform such training. At Lorad's discretion, Lorad will include tuition for up to **** (*) physicians at a rate up to $**** per physician with the purchase of a full Current Inventory Table by any one of the following institutions: Johns Hopkins (MD), Moffitt Center (FL), Cabrini Center (NY), St. Joseph (FL), Rose (CO), Tuckahoe
         (VA), University of Nebraska (NE), Good Samaritan (AZ), and any other institutions with CME accredited programs.

   (b)   Additional support from Lorad will include the following:

       (i) **** (*)days versus ***** (*) days of operational and device applications on-site training when a sold Current Inventory Table includes an ABBI and a MIBB device;

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

       (ii) ***** (*) days of operational and device applications on-site training when a sold Current Inventory Table includes a MIBB only device
       (iii) *** (**) Windows NT upgrades for selected USSC demonstration and training systems, at Lorad's expense;
       (iv) **** (*) DSM Windows NT upgrades to support USSC trade show units, at Lorad's expense; and
       (v) re-application requests for the first ***** (**) USSC customers following the date of this Agreement will be re-priced from travel and expense plus $*** per day to travel and expense plus $*** per day.

      (c) The ****** (**) Tables in USSC inventory that are stereotactic table only units will be refurbished by Lorad so that such Tables meet the specifications for such tables as of the date of original manufacture. These ****** (**) Tables will not be subject to Lorad's current standard warranty but will be subject to a warranty to be reasonably determined by Lorad after inspection of such Tables based on the current condition of such Tables. In the event any of these Tables are sold to Novation the warranty will be the warranty established by Lorad pursuant to the foregoing sentence as opposed to Lorad's standard customer warranty.

      (d) USSC shall compensate its sales representatives at the rate of $**** per stereotactic table sold ($**** if such table includes a MIBB) with respect to sales of stereotactic tables sold (irrespective of installation date) on or prior to ******* *, ****. USSC and Lorad shall cooperate in good faith to jointly develop on or before September 15, 1999 a mutually acceptable quarterly sales program to compensate their respective sales organizations in connection with sales of stereotactic tables sold after October 1, 1999. The parties acknowledge and agree that the purpose of these payments is to improve the working relationship between Lorad and USSC field personnel in selling stereotactic tables and related consumable devices.

8.    Novation Contract.

      (a) Lorad will make Tables available to USSC to enable USSC to honor its contract with Novation for a period of 36 months commencing as of the date of this Agreement. USSC may buy Tables from Lorad for the account of USSC for supply to Novation for $***** per Table as currently configured in USSC's inventory as of the date of this Agreement. USSC will not buy Tables from Lorad where orders for stereotactic tables are accepted by USSC for the account of Lorad as outlined in Section 8(b) below. Lorad will be responsible for payment of dealer compensation and installment costs of $***** for each stereotactic table sold to Novation. The stereotactic tables sold to Novation will reduce the Additional Consideration as described in Section 2 above. Tables sold to Novation will in the first instance be supplied from the Tables repurchased from the USSC inventory; provided that Lorad

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

            reserves the right at Lorad's discretion to supply tables sold to Novation from other Lorad inventory. Lorad will pay any dealer warranty and installation fees directly arising pursuant to the terms of the Novation Contract (as such contract in effect as of the date hereof and reviewed by Lorad prior to the date hereof). Subject to Section 7(c), the warranty on tables sold to Novation will be Lorad's current standard customer warranty and will begin at date of installation.

      (b) USSC agrees that every other order for a stereotactic table received by USSC from Novation will be accepted for the account of Lorad. For example, if Novation orders five tables from USSC, tables one, three, and five shall be for the account of USSC and tables two and four shall be accepted for the account of Lorad and assigned to Lorad. In connection therewith, for sales accepted for the account of Lorad, Lorad shall be entitled to, and USSC shall pay or require Novation to pay to Lorad directly, the initial deposit of $***** required under the Novation Contract as well as the monthly lease payments (including any late fees, penalties, or interest which may accrue thereunder) in respect of such table for the term of the lease (including any extensions or renewals to such lease). Any payments received by USSC from Novation in respect of sales accepted for the account of Lorad shall be held in trust for Lorad and forwarded to Lorad within fifteen (15) business days of receipt. Payments received by USSC but not forwarded to Lorad within fifteen
            (15) business days shall be subject to interest at a rate of 8% per annum computed on a 30/360 day year until paid in full by USSC. Upon Lorad's request, USSC shall provide a written accounting of Novation orders to Lorad.

      (c) USSC guaranties all payments due to Lorad in respect of Novation sales or leases accepted by USSC for the account of Lorad and USSC agrees to pay to Lorad all amounts owed in respect of such leases regardless of whether such amounts have actually been received by USSC from Novation USSC agrees to indemnify and hold harmless Lorad (or any of its affiliates or successors and assigns) from and against any and all liability, loss, damage and expense in connection with, or arising out of, Lorad's agreement, at the request of USSC, not to seek the prior written approval of Novation with respect to the arrangements set forth in this Section 8 or elsewhere in this Agreement.


9 (a). Installed Base. Lorad has supplied USSC with a list of the current installation base of stereoguide tables and will update this list regularly. USSC may work directly with Lorad distributors to develop an incentive program to promote the packaging of MIBB's with Lorad tables.

9 (b). Charitable Donations. USSC will retain ** stereotactic tables manufactured by Lorad with serial numbers as listed on Schedule 9(b) hereto in its inventory for

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

previously committed hospitals as charitable donations or competitive system (e.g., Fischer) tradeouts (the "Charity Tables"). The end-user and USSC shall be responsible for all costs of installation, training, support, warranty, applications, and service in respect of Charity Tables. Lorad shall have no responsibility, liability, or obligation in respect of Charity Tables. USSC agrees to indemnify and hold harmless Lorad (or any of its affiliates or successors and assigns) from and against any and all liability, loss, damage and expense in connection with the Charity Tables or any other tables other than the Tables. USSC shall apply the FIFO inventory method to the Charity Tables. The Charity Tables shall be comprised of the oldest manufacture date tables.

10 (a) ABBI Upgrade. Lorad will allow USSC to sell ABBI upgrade kits that will enable all stereoguide tables manufactured by Lorad existing as of the date of this Agreement that are already installed in the field (or already sold by USSC but not yet installed in the field) without an ABBI kit to utilize the ABBI. The ABBI upgrade kit will be available to USSC for $***** per table unit and ***** will be responsible for compensating Lorad dealers for installation and calibration at their customary prices and for providing *** (*) days operational and device application training for each new customer. Lorad dealers will also be able to sell the same kit to end customers.

10 (b) DSM Upgrade. USSC shall be entitled to purchase up to *** (*) new DSM NT workstation upgrades for the purpose of upgrading USSC customers that USSC/Lorad have committed to upgrade. USSC will be entitled to purchase the DSM NT upgrade for a per unit price of $***** on or before **** *, ****.

10(c) New MIBB Purchases by Lorad. USSC agrees to sell MIBB devices to Lorad for a purchase price per unit equal to $**** for a period ending on the first anniversary of the date of this Agreement. Thereafter the price for such devices shall be mutually agreed upon by the parties.

10(d) Lorad Warranty. Lorad agrees to provide its current standard warranty to all Lorad manufactured stereotactic tables previously sold by USSC (other than Charity Tables for which Lorad provides no warranty whatsoever) but not installed as of the date hereof for a period of twelve (12) months commencing on the date of installation. Warranty on Lorad manufactured stereotactic tables previously sold by USSC and installed on or prior to the date of this agreement shall remain subject to Lorad's standard product warranty for a period of twelve months commencing the date such tables were first installed.

11. Business Relationship. Lorad and USSC will work together to develop a plan to educate their respective sales forces and the Lorad dealer distribution network regarding the new Lorad/USSC relationship. This plan will set forth clearly defined roles and responsibilities to facilitate sales to qualified prospects. USSC will compensate USSC table specialists and full line representatives for table prospects that result in sales of stereotactic tables through Lorad. Lorad will not owe any commissions in respect of any such sales. The parties' relationship shall not be construed to constitute a partnership or joint venture. Neither party shall have the right to enter into any contracts

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

or commitments in the name of or on behalf of the other party, or to bind the other party in any respect whatsoever. Lorad shall use reasonable commercial efforts to supply USSC with a prospect listing for potential ABBI/MIBB installations. USSC and Tyco shall use reasonable commercial efforts to supply Lorad with a prospect listing for potential stereotactic table sales.

12. No Other Agreements. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter and supersedes all prior understandings, agreements, and communications (whether oral or written) by and between the parties pertaining to such subject matter, including without limitation the Distributorship Agreement and the letter of intent dated January 4, 1999 between Lorad and USSC.

13. Public Announcements. This Agreement is confidential and may not be disclosed by any party, provided however, each of the parties may, to the extent required by law or applicable stock exchange rules, make disclosures regarding the transactions contemplated by this Agreement, including the signing hereof.

14. Expenses. The parties will each bear entirely their respective out-of-pocket expenses incurred in connection with this Agreement including legal and other fees.

15. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (without reference to conflict or choice of law provisions). The parties each consent to the jurisdiction of the federal and state courts of the Commonwealth of Massachusetts with respect to any disputes arising under this Agreement, or the transactions contemplated hereby or thereby.

16. Successors and Assigns. This Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

17. Amendments. This Agreement may be amended, modified, or supplemented only by a written instrument executed by each of the parties.

18. No Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

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

19. Limitation of Liability. No party shall be entitled to recover from any party any special, incidental, consequential or punitive damages in respect of any damages or loss that may result from any failure by any party to perform such party's obligations hereunder.


20. Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.


21. Survival. The representations and warranties set forth in this Agreement shall survive the closing of the purchase and sale contemplated by this Agreement.

22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.



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




       IN WITNESS WHEREOF, the undersigned have executed as an instrument under seal as of the date first written above.

                              TREX
                              MEDICAL CORPORATION, LORAD division


                              By: /s/ John M. Brenna
                                 -----------------------------
                                    Name: John M. Brenna
                                    Title: President

                              UNITED STATES SURGICAL CORPORATION

                              By: /s/ Larry C. Heaton II
                                 -------------------------------
                                    Name: Larry C. Heaton
                                    Title: President

                            TYCO HEALTHCARE GROUP, LP

                              By: /s/ Larry C. Heaton II
                                 --------------------------------
                                     Name: Larry C. Heaton
                                     Title: President, US Surgical Division